August 7 , 2014 Second Quarter 2014 Earnings Call

Safe Harbor Statement F O R W A R D - L O O K I N G S T A T E M EN T S This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward- looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2013, and any subsequent Quarterly Reports on form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to, higher than expected operating costs, changes in prepayment speeds of mortgages underlying our residential mortgage-backed securities (RMBS), the rates of default or decreased recovery on the mortgages underlying our non-Agency securities, failure to recover credit losses in our portfolio, changes in interest rates and the market value of our assets, the availability of financing, the availability of target assets at attractive prices, our ability to manage various operational risks associated with our business, our ability to maintain our REIT qualification, limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940, the impact of new legislation or regulatory changes on our operations, the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process, our ability to acquire mortgage loans or securitize the mortgage loans we acquire, our involvement in securitization transactions, the timing and profitability of our securitization transactions, the risks associated with our securitization transactions, our ability to acquire mortgage servicing rights, the impact of new or modified government mortgage refinance or principal reduction programs, unanticipated changes in overall market and economic conditions, and our exposure to claims and litigation, including litigation arising from our involvement in securitization transactions and investments in mortgage servicing rights. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. This presentation may include industry and market data obtained through research, surveys, and studies conducted by third parties and industry publications. We have not independently verified any such market and industry data from third-party sources. This presentation is provided for discussion purposes only and may not be relied upon as legal or investment advice, nor is it intended to be inclusive of all the risks and uncertainties that should be considered. This presentation does not constitute an offer to purchase or sell any securities, nor shall it be construed to be indicative of the terms of an offer that the parties or their respective affiliates would accept. Readers are advised that the financial information in this presentation is based on company data available at the time of this presentation and, in certain circumstances, may not have been audited by the company’s independent auditors. 2

Executive Summary

STRONG SECOND QUARTER 2014 RESULTS

- Reported book value of $11.09 per share; total return on book value 6.0%[1]
  - Q2-2014 cash dividend of $0.26 per share
- Delivered Comprehensive Income of $230.8 million
  - Return on average equity of 23.0%, or $0.63 per share
- Generated Core Earnings of $89.7 million, or $0.24 per share[2]

ADVANCING STRATEGIC INITIATIVES

- Mortgage loan conduit and securitization
  - Prime jumbo pipeline gained significant momentum
- Mortgage Servicing Rights (MSR)
  - Continued to work with a variety of counterparties to expand initiative
  - Added MSR via bulk and flow sales

(1) See Appendix slide 14 for calculation of second quarter return on book value.

(2) Core Earnings is a non-GAAP measure that we define as net income, excluding impairment losses, realized and unrealized gains or losses on the aggregate portfolio, certain non-recurring gains and losses related to discontinued operations and amortization of business combination intangible assets, and certain non-recurring upfront costs related to securitization transactions. As defined, Core Earnings includes interest income or expense, and premium income or loss on derivative instruments and servicing income, net of estimated amortization on MSR. Core Earnings is provided for purposes of comparability to other peer issuers. For a reconciliation of GAAP to non-GAAP financials, please refer to the GAAP to non-GAAP reconciliation table in the Appendix on slide 17.

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Macroeconomic & Policy Considerations

MACROECONOMIC CONSIDERATIONS

- Home price appreciation continues; CoreLogic Home Price Index up 7.5% on rolling 12-month basis[1]
- Unemployment recovery
- Low interest rates overall
- Muted volatility

POLICY CONSIDERATIONS

- End of Federal Reserve's Quantitative Easing (QE)
  - Announced final reduction in asset purchases to occur after October meeting
- GSE Reform
  - Variety of potential legislative proposals
- Actively engaged with a variety of parties in Washington

(1) Source: CoreLogic Home Price Index rolling 12-month change as of June 30, 2014.

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Book Value 5 (Dollars in thousands, except per share data) Q2-2014 Book Value ($M) Q2-2014 Book Value per share YTD-2014 Book Value ($M) YTD-2014 Book Value per share Beginning stockholders’ equity – basic $3,919.0 $10.71 $3,855.0 $10.56 GAAP Net Income: Core Earnings, net of tax 89.7 177.9 Realized gains (losses), net of tax 15.1 (23.5) Unrealized mark-to-market (losses), net of tax (65.1) (143.8) Other comprehensive income 191.1 372.8 Dividend declaration (95.2) (190.4) Other 3.8 10.3 Balance before capital transactions 4,058.4 $4,058.3 Issuance of common stock, net of offering costs 0.1 0.2 Ending stockholders’ equity – basic and diluted $4,058.5 $11.09 $4,058.5 $11.09 Q2-2014 Comprehensive Income of $230.8 million; YTD-2014 Comprehensive Income of $383.4 million Cash dividend of $0.26 per common share in Q1-2014 and Q2-2014

E X P E N S E R AT I O Financial Summary 6 Q 2 - 2 014 F I N A NC IAL H I G H L I G H TS C O R E E A R N I NGS (1) Q 2 - 2 014 AC C O U NT ING M AT T E R S (1) See footnote 2 on slide 3 for Core Earnings definition. For a reconciliation of GAAP to non-GAAP financials, refer to the GAAP to non-GAAP reconciliation table in the Appendix on slide 17. • Core Earnings of $0.24 per share; annualized return on average equity of 8.9%(1) • Driven by: ― Solid yields across portfolio ― Low implied debt-to-equity ― Stable operating expense ratio • Released approximately $25 million of credit reserves • Mortgage loan interest rate lock commitments accounted for as derivatives; reported at fair value on balance sheet • MSR unpaid principal balance (UPB) increased from $41.6 billion to $45.6 billion; fair market value of MSR was $500.5 million 0.9% 1.0% 1.3% 1.5% 1.5% 0.0% 1.0% 2.0% 3.0% Q2-2013 Q3-2013 Q4-2013 Q1-2014 Q2-2014 Other Operating Expenses as % of Average Equity $78.1 $67.7 $76.4 $88.2 $89.7 $0.21 $0.19 $0.21 $0.24 $0.24 $- $0.10 $0.20 $0.30 $0.40 $0.50 $- $20.0 $40.0 $60.0 $80.0 $100.0 Q2-2013 Q3-2013 Q4-2013 Q1-2014 Q2-2014 Core Earnings ($M) Core Earnings Per Share (EPS)

Financing Profile(1) 7 FEDERAL HOME LOAN BANK OF DES MOINES • Outstanding secured advances of $1.5 billion; using total available borrowing capacity — Average maturity approximately 47 months; borrowing rate 0.4% — Pledged collateral includes Agency RMBS, non-Agency RMBS and prime jumbo residential mortgage loans — Expect collateral shift toward A-rated or better non-Agency RMBS and prime jumbo residential mortgage loans over time REPURCHASE AGREEMENTS • Repo markets functioning in normal manner; no meaningful shifts in financing haircuts or repo rates • Continued to ladder repo maturities; average 68 days to maturity with 24 counterparties(2) • Focused on diversification and financial stability across repo counterparties MATURIT Y PROFILE OF 238 DAYS ON AGGREGATE REPO BORROWINGS AND FH LB ADVANCES (2) (1) Data as of June 30, 2014. (2) Excludes repurchase agreements collateralized by U.S. Treasuries

Portfolio Performance Summary 8 Q 2 - 2 014 P E R FO R M A NC E H I G H L I G H T S Q 2 - 2 014 N E T I N T E R E ST Y I E L D A N N UAL I ZE D Y I E L D S BY R M BS P O RT FO L I O (5) (1) See Appendix page 14 for calculation of second quarter return on book value. (2) Assets in “Rates” include Agency RMBS, inverse interest-only securities (IIOs or Agency Derivatives) and MSR. (3) Assets in “Credit” include non-Agency RMBS, prime jumbo residential mortgage loans, net economic interest in securitization trusts and CSL. (4) “Legacy” non-Agency RMBS includes non-Agency bonds issued up to and including 2009. “New issue” non-Agency RMBS includes bonds issued after 2009. (5) Agency yield includes impact of Agency Derivatives. Interest income on Agency Derivatives was $7.0 million and $7.9 million for the first and second quarters of 2014, respectively. (6) Cost of funds includes interest spread expense associated with the portfolio's interest rate swaps. TOTA L R E T U R N O N BO O K VA LU E O F 6 . 0% (1) RAT E S P E RFO RM A NC E (2) • Stable results; 10 bps increase in yield quarter-over-quarter C R E D I T P E R FO R M A NC E (3) • Stable legacy yields, new issue non-Agency RMBS yields(4) down 0.4% • Yield on net economic interest in securitization trusts decreased ― Sold high yielding Interest-Only (IO) bond ― Added to AAA bond holdings – now approximately $180 million Portfolio Metrics Three Months Ended March 31, 2014 Three Months Ended June 30, 2014 Annualized portfolio yield during the quarter 4.60% 4.64% Rates(2) Agency RMBS, Agency Derivatives and MSR 3.7% 3.8% Credit(3) Non-Agency RMBS, Legacy(4) 9.2% 9.0% Non-Agency RMBS, New issue(4) 3.9% 3.5% Net economic interest in securitization trusts 8.4% 5.3% Prime jumbo residential mortgage loans 4.0% 4.1% Credit sensitive loans (CSL) 3.8% 6.1% Annualized cost of funds on average repurchase and advance balance during the quarter(6) 1.16% 1.26% Annualized interest rate spread for aggregate portfolio during the quarter 3.44% 3.38% 2.7% 2.8% 3.1% 3.3% 3.4% 9.1% 9.0% 8.9% 9.1% 8.7% 3.7% 4.0% 4.2% 4.3% 4.4% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% Q2-2013 Q3-2013 Q4-2013 Q1-2014 Q2-2014 Agency RMBS Non-Agency RMBS Aggregate Portfolio

TA RG ET E D C A P I TAL A L LO C AT I O N Q 2 - 2 014 H I G H L I G H T S P O RT FO L I O C O M P O S I T I O N Portfolio Composition 9 • 57% capital allocation to Rates(4) — Sold approximately half of ARM holdings — Focused on higher coupon, shorter duration assets • 43% capital allocation to Credit(5) — Capital allocation to conduit increased quarter-over-quarter; expect allocation to increase over time Rates(4) $10.8B Credit(5) $3.7B AS OF JUNE 30, 2014 $14.5B Portfolio $ Millions (1) Assets in “Other” include prime jumbo residential mortgage loans, CSL, net economic interest in securitization trusts and non-Agency IOs. (2) Includes IIOs (or Agency Derivatives) of $204.8 million. (3) HECM are loans that allow the homeowner to convert home equity into cash collateralized by the value of their home. (4) Assets in “Rates” include Agency RMBS, Agency Derivatives and MSR. (5) Assets in “Credit” include non-Agency RMBS, prime jumbo residential mortgage loans, net economic interest in securitization trusts and CSL. 30-Year Fixed $6,602 HECM(3) $1,791 Senior $2,579 Mezzanine $469 MSR $501 Hybrid ARMs $548 15-Year Fixed $68 Other-Fixed $767 IOs and IIOs(2) $480 Other(1) $651 52% 57% 53% 52% 54% 55% 57% 58% 57% 44% 36% 37% 38% 46% 45% 43% 42% 43% 4% 7% 10% 10% 0% 10% 20% 30% 40% 50% 60% 70% Rates Credit Residential Real Properties

BV E X P O S U R E TO + 100BP S C H A N G E I N R AT E S (2) Q 2 - 2 014 H E D G I N G ST R AT E GY Q 2 - 2 014 P O RT FO L I O M E T R I C S Key Portfolio Metrics 10 • Low implied debt-to-equity ratio of 3.0x versus 2.7x at March 31, 2014(1) – Higher due to increased FHLB borrowings; lower short TBA position • Agency CPR increased due to seasonal fluctuations and lower mortgage rates • Discount non-Agency prepayment speeds remain favorable Portfolio Metrics Q1-2014 Q2-2014 Agency Weighted average 3-month CPR(3) 6.4% 8.5% Weighted average cost basis(4) $108.3 $108.4 Non-Agency Weighted average 3-month CPR 3.4% 3.6% Weighted average cost basis(4) $53.3 $55.4 Change in equity value for +100bps change in interest rates(2) 1.3% (2.0%) Implied Debt-to-equity(1) 2.7x 3.0x • Maintain low overall rate posture • Limited basis risk exposure • Increased notional swap position by $2.0 billion primarily to hedge prime jumbo pipeline (1) Implied debt-to-equity is calculated after including net long or short TBA position. As of March 31, 2014 and June 30, 2014, the net TBA position was short $1.0 billion and short $0.3 billion notional, respectively. (2) Represents estimated percentage change in equity value for theoretical +100 bps parallel shift in interest rates. Change in equity value is total net asset change. (3) Agency weighted average 3-month Constant Prepayment Rate (CPR) includes IIOs (or Agency Derivatives). (4) Weighted average cost basis includes RMBS principal and interest securities only. Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, total non-Agency RMBS excluding the company’s non-Agency IO portfolio would have been $51.23 at June 30, 2014. 9.9% (1.2%) (1.8%) 1.3% (2.0%) (10%) (6%) (2%) 2% 6% 10% Q2-2013 Q3-2013 Q4-2013 Q1-2014 Q2-2014

Mortgage Loan Conduit and Securitization

CONDUIT INITIATIVE GAINING MOMENTUM

- Prime jumbo holdings $377 million at June 30, 2014
- Pipeline (i.e., interest rate locks) approximately $650 million; up from $154 million at March 31, 2014
- Focus on building additional originator relationships; on target for 35-40 originators by year-end
- Maintain strong pipeline; intend to complete future securitizations if market conditions permit

EVALUATING OPPORTUNITY IN NON-QM MARKET

- Potentially attractive investments for portfolio
- Serves goal to be a provider of capital to U.S. mortgage market

AGATE BAY MORTGAGE TRUST 2014-1

- $268 million prime jumbo securitization closed in Q3-2014
- Backed by 334 prime jumbo mortgage loans
- Created attractive investments for our portfolio

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Mortgage Servicing Rights

ACQUIRED $5.3 BILLION UPB MSR THROUGH BULK AND FLOW

- Completed $4.8 billion UPB bulk purchase from Flagstar Bank
  - Underlying pool of Fannie Mae mortgage loans; primarily new production
  - Purchase price of approximately $50 million
- Purchased $545 million UPB via flow from PHH Corp.
  - Production from early 2014
- Evaluating flow and bulk MSR transactions

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Appendix

Return on Book Value 14 Return on book value Q2-2014 (Per diluted share amounts, except for percentage) Book value at June 30, 2014 $11.09 Book value at March 31, 2014 10.71 Increase in book value 0.38 Dividend declared in Q2-2014 0.26 Return on book value Q2-2014 $0.64 Return on book value Q2-2014(1) 6.0% Note: Diluted shares outstanding at end of period are used as the denominator for book value per share calculation. (1) Return on book value for quarter ended June 30, 2014 is defined as the increase in book value per diluted share, from March 31, 2014 to June 30, 2014 of $0.38, plus dividend declared of $0.26 per share, divided by March 31, 2014 diluted book value of $10.71 per share.

D I V I D E NDS (2) Financial Performance 15 C O M P R E H E N S I V E I N C O M E ( LO S S ) BO O K VA LU E A N D D I V I DE ND P E R S H A R E (1) G A A P N E T I N C O M E ( LO S S ) (1) Diluted shares outstanding at end of period, which includes the effect of dilutive outstanding warrants determined using the treasury stock method, are used as the denominator for book value per share calculation. (2) Historical dividends may not be indicative of future dividend distributions. The company ultimately distributes dividends based on its taxable income per common share, not GAAP earnings. The annualized dividend yield on the company’s common stock is calculated based on the closing price of the last trading day of the relevant quarter. $10.47 $10.35 $10.56 $10.71 $11.09 $0.31 $0.28 $0.26 $0.26 $0.26 $8.00 $10.00 $12.00 Q2-2013 Q3-2013 Q4-2013 Q1-2014 Q2-2014 Book Value ($) Dividend declared ($) $0.31 $0.28 $0.26 $0.26 $0.26 12.1% 11.5% 11.2% 10.1% 9.9% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% $- $0.05 $0.10 $0.15 $0.20 $0.25 $0.30 $0.35 Q2-2013 Q3-2013 Q4-2013 Q1-2014 Q2-2014 Dividend per Share ($) Dividend Yield (%) $388.6 ($192.7) $239.4 ($29.1) $39.7 $1.06 $(0.53) $0.66 $(0.08) $0.11 $(1.00) $(0.50) $- $0.50 $1.00 $1.50 $(300) $(200) $(100) $- $100 $200 $300 $400 Q2-2013 Q3-2013 Q4-2013 Q1-2014 Q2-2014 GAAP Net Income ($M) GAAP EPS ($) ($146.1) $54.0 $171.4 $152.6 $230.8 (14.2%) 5.7% 17.7% 15.7% 23.0% -50.0% -25.0% 0.0% 25.0% 50.0% $(200) $(100) $- $100 $200 $300 $400 Q2-2013 Q3-2013 Q4-2013 Q1-2014 Q2-2014 Comprehensive Income ($M) Comprehensive Income ROAE (%)

Operating Performance

(In millions, except for per share data)	Core Earnings	Realized Gains	Unrealized MTM	Q1-2014 Financials	Core Earnings	Realized Gains	Unrealized MTM	Q2-2014 Financials
Interest income	$138.5	$ -	$ -	$138.5	$140.1	$ -	$ -	$140.1
Interest expense	26.0	-	-	26.0	24.9	-	-	24.9
Net interest income	112.5	-	-	112.5	115.2	-	-	115.2
Net other-than-temporary impairment losses	-	-	(0.2)	(0.2)	-	-	-	-
(Loss) gain on investment securities	-	(38.5)	(0.2)	(38.7)	-	35.9	1.8	37.7
Loss on interest rate swaps and swaptions	(13.8)[(1)]	(1.2)	(90.5)	(105.5)	(18.9)[(1)]	(5.1)	(92.0)	(116.0)
Gain (loss) on other derivative instruments	4.7	2.2[(2)]	(1.1)	5.8	7.9	(33.3)[(2)]	1.2	(24.2)
Gain (loss) on mortgage loans held-for-sale	-	0.1	(3.3)	(3.2)	-	(1.8)	13.6	11.8
Servicing income	30.4	-	-	30.4	33.8	-	-	33.8
Loss on servicing asset	(12.5)	-	(20.3)	(32.8)	(13.9)	-	(15.7)	(29.6)
Other income (loss)	0.2	0.6	(0.2)	0.6	0.2	6.4	14.4	21.0
Total other income (loss)	9.0	(36.8)	(115.6)	(143.4)	9.1	2.1	(76.7)	(65.5)
Management fees & other operating expenses	31.5	0.4	-	31.9	33.2	0.1	-	33.3
Net income (loss) from continuing operations before income taxes	90.0	(37.2)	(115.8)	(63.0)	91.1	2.0	(76.7)	16.4
Income tax expense (benefit)	1.8	1.4	(37.1)	(33.9)	1.4	(13.1)	(11.6)	(23.3)
Net Income (loss)	**$88.2**	**$(38.6)**	**$(78.7)**	**$(29.1)**	**89.7**	**15.1**	**(65.1)**	**39.7**
Basic and diluted weighted average EPS	$0.24	$(0.10)	$(0.22)	$(0.08)	$0.24	$0.04	$(0.17)	$0.11

(1) Q1-2014 and Q2-2014 loss on interest rate swaps and swaptions includes $13.8 million and $18.9 million, respectively, in interest costs, of which $1.7 million and $1.8 million, respectively, for the periods relates to swaps associated with U.S. Treasuries.

(2) Q1-2014 includes $7.7 million, net of taxes, of realized gains from to-be-announced securities (TBAs) and TBA options. Q2-2014 includes $20.7 million, net of taxes, of realized losses from TBAs and TBA options.

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GAAP to Core Earnings Reconciliation 17 (In thousands, except for per share data) Three Months Ended March 31, 2014 Three Months Ended June 30, 2014 Reconciliation of GAAP to non-GAAP Information Core Earnings: Net (loss) income attributable to common stockholders $(29,145) $39,657 Adjustments for non-core earnings: Loss (gain) on sale of securities and mortgage loans, net of tax 38,476 (34,772) Unrealized loss (gain) on trading securities and mortgage loans held-for-sale, net of tax 2,293 (9,980) Other-than-temporary impairment loss, net of tax 212 - Realized loss on termination or expiration of swaps and swaptions, net of tax 1,981 4,399 Unrealized loss on interest rate swaps and swaptions, net of tax 59,687 78,666 (Gain) loss on other derivative instruments, net of tax (4,654) 18,026 Realized and unrealized gain on financing securitizations (313) (20,829) Unrealized loss, net of tax, on mortgage servicing rights 19,406 14,418 Amortization of business combination intangible assets, net of tax 260 86 Core Earnings $88,203 $89,671 Weighted average shares outstanding - Diluted 365,611,890 366,078,124 Core Earnings per weighted average share outstanding - Diluted 0.24 0.24

Rates: Agency RMBS Metrics 18 AGENCY RMBS CPR(5) AGENCY PORTFOLIO YIELDS AND METRICS (1) Agency yield includes impact of Agency Derivatives. Interest income on Agency Derivatives was $7.0 million and $7.9 million for the first and second quarters of 2014, respectively. (2) Cost of financing Agency RMBS includes interest spread expense associated with the portfolio’s interest rate swaps of $12.1 million and $16.0 million for the first and second quarters of 2014, respectively. Interest spread expense increased cost of financing Agency RMBS by 0.5% and 0.7% in the first and second quarters of 2014, respectively. (3) Securities collateralized by loans of less than or equal to $85K. (4) Securities collateralized by loans with greater than or equal to 80% loan-to-value ratio (LTV). High LTV pools are predominately Making Homeownership Affordable (MHA) pools. MHA pools consist of borrowers who have refinanced through HARP. (5) Agency weighted average 3-month Constant Prepayment Rate (CPR) includes IIOs (or Agency Derivatives). (6) Weighted average cost basis includes RMBS principal and interest securities only. Average purchase price utilized carrying value for weighting purposes. (7) Securities collateralized by loans of less than or equal to $175K, but more than $85K. (8) Securities collateralized by loans held by lower credit borrowers as defined by Fair Isaac Corporation (FICO). Portfolio Yield Realized Q1-2014 At March 31, 2014 Realized Q2-2014 At June 30, 2014 Agency yield(1) 3.3% 3.2% 3.4% 3.2% Cost of financing(2) 0.9% 0.9% 1.1% 1.1% Net interest spread 2.4% 2.3% 2.3% 2.1% Portfolio Metrics Q1-2014 Q2-2014 Weighted average 3-month CPR(5) 6.4% 8.5% Weighted average cost basis(6) $108.3 $108.4 Agency: Vintage & Prepayment Protection Q1-2014 Q2-2014 2006 & subsequent vintages – Premium and IOs 14% 18% HECM 18% 18% $85K Max Pools(3) 17% 17% High LTV (predominately MHA)(4) 16% 15% Other Low Loan Balance Pools(7) 12% 12% Low FICO(8) 7% 6% Seasoned (2005 and prior vintages) 5% 5% Prepayment Protected 5% 5% 2006 & subsequent vintages – Discount 6% 4% AGENCY PORTFOLIO COMPOSITION 8.7% 8.7% 7.9% 6.4% 8.5% 0.0% 5.0% 10.0% 15.0% Q2-2013 Q3-2013 Q4-2013 Q1-2014 Q2-2014 Agency RMBS CPR

Rates: Agency RMBS 19 As of June 30, 2014 Par Value (M) Market Value (M) % of Agency Portfolio Amortized Cost Basis (M) Weighted Average Coupon Weighted Average Age (Months) 30-Year Fixed 4.0-4.5% $5,328 $5,739 56.0% $5,765 4.2% 24 ≥ 5.0% 764 863 8.4% 829 5.5% 65 $6,092 $6,602 64.4% $6,594 4.4% 30 15-Year Fixed 3.0-3.5% $63 $65 0.6% $62 3.0% 43 4.0-4.5% 2 2 0.0% 2 4.0% 48 ≥ 5.0% 1 1 0.0% 1 6.6% 108 $66 $68 0.6% $65 3.1% 44 HECM $1,636 $1,791 17.5% $1,731 4.7% 32 Hybrid ARMs $532 $548 5.3% $540 2.8% 38 Other-Fixed $719 $767 7.5% $748 4.7% 73 IOs and IIOs $4,564 $480(1) 4.7% $456 4.0% 66 Total $13,609 $10,256 100.0% $10,134 4.4% 34 (1) Represents the market value of $274.8 million of IOs and $204.8 million of Agency Derivatives.

Rates: Mortgage Servicing Rights 20 As of March 31, 2014 As of June 30, 2014 Fair Value ($M) $476.7 $500.5 Unpaid Principal Balance ($M) $41,596.3 $45,629.2 Weighted Average Coupon 3.9% 3.9% Original FICO Score 738 740 Original LTV 75% 74% 60+ Day Delinquencies 1.0% 1.2% Net Servicing Spread 25 basis points 25 basis points Vintage: Pre-2009 3.7% 3.8% 2009-2012 62.8% 64.5% Post 2012 33.5% 31.7% Percent of MSR Portfolio: Conventional 67.1% 71.1% Government FHA 24.7% 21.7% Government VA/USA 8.2% 7.2%

Credit: Non-Agency RMBS Metrics 21 NON-AGENCY PORTFOLIO COMPOSITION NON-AGENCY PORTFOLIO YIELDS AND METRICS (1) Cost of financing non-Agency RMBS includes interest spread expense associated with the portfolio’s interest rate swaps of $2.0 million and $3.1 million for the first and second quarters of 2014, respectively. Interest spread expense increased cost of financing non-Agency RMBS by 0.4% and 0.7% first and second quarters of 2014, respectively. (2) Weighted average cost basis includes RMBS principal and interest securities only. Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, total non-Agency RMBS excluding the company’s non-Agency interest-only portfolio would have been $51.23 at June 30, 2014. Portfolio Yield Realized Q1-2014 At March 31, 2014 Realized Q2-2014 At June 30, 2014 Non-Agency yield 9.1% 9.0% 8.7% 8.6% Cost of financing(1) 2.3% 2.3% 2.6% 2.6% Net interest spread 6.8% 6.7% 6.1% 6.0% NON-AGENCY RMBS CPR Non-Agency: Loan Type Q1-2014 Q2-2014 Sub-Prime 83% 78% Prime 5% 11% Option-ARM 8% 7% Alt-A 4% 4% Portfolio Metrics Q1-2014 Q2-2014 Weighted average 3-month CPR 3.4% 3.6% Weighted average cost basis(2) $53.3 $55.4 4.0% 4.8% 3.8% 3.4% 3.6% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% Q2-2013 Q3-2013 Q4-2013 Q1-2014 Q2-2014 Non-Agency RMBS CPR

Credit: Non-Agency RMBS

As of June 30, 2014	Senior Bonds	Mezzanine Bonds	Total P&I
Portfolio Characteristics:			
Carrying Value ($M)	$2,579.3	$469.5	$3,048.8
% of Credit Portfolio	84.6%	15.4%	100.0%
Average Purchase Price[(1)]	$54.68	$59.30	$55.39
Average Coupon	2.3%	1.7%	2.2%
Weighted Average Market Price[(2)]	$70.21	$79.01	$71.44
Collateral Attributes:			
Average Loan Age (months)	87	106	90
Average Loan Size ($K)	$288	$204	$275
Average Original Loan-to-Value	72.4%	71.1%	72.2%
Average Original FICO[(3)]	630	649	633
Current Performance:			
60+ Day Delinquencies	28.4%	25.1%	27.9%
Average Credit Enhancement[(4)]	8.5%	22.1%	10.6%
3-Month CPR[(5)]	3.3%	5.4%	3.6%

(1) Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, the average purchase price for senior, mezzanine and total non-Agency RMBS, excluding our non-Agency interest-only portfolio, would have been $50.28, $57.15 and $51.23, respectively.
(2) Weighted average market price utilized current face for weighting purposes.
(3) FICO represents a mortgage industry accepted credit score of a borrower.
(4) Average credit enhancement remaining on our non-Agency RMBS portfolio, which is the average amount of protection available to absorb future credit losses due to defaults on the underlying collateral.
(5) 3-Month CPR is reflective of the prepayment speed on the underlying securitization; however, it does not necessarily indicate the proceeds received on our investment tranche. Proceeds received for each security are dependent on the position of the individual security within the structure of each deal.

22

FHLB Financing(1) 23 (1) As of June 30, 2014. (2) Excludes FHLB membership and activity stock totaling $60.0 million as of June 30, 2014 Collateral Amount ($M) Available–for-sale securities, at fair value $1,355.3 Net economic interests in consolidated securitization trusts 181.6 Mortgage loans held-for-sale, at fair value 116.1 Restricted cash 0.3 $1,653.3 Maturities Amount ($M) Percent (%) ≤ 3 months 2.5 0.2% > 3 and ≤ 6 months 0.0 0.0% > 6 and ≤ 12 months 33.7 2.2% > 12 and ≤ 24 months 0.0 0.0% > 24 months 1,463.8 97.6% 1,500.0 F H L B P L E D G E D C O L L AT E RAL A N D M AT U RI T I E S (2)

I N T E R E ST R AT E SWA P S (2) Repurchase Agreements(1) 24 (1) As of June 30, 2014. (2) Pledged collateral includes RMBS, Agency Derivatives and mortgage loans held-for-sale; does not include U.S. Treasuries with repurchase agreements of $1.0 billion outstanding. (3) Notional amounts do not include $7.0 billion of notional interest rate swaps economically hedging our investment portfolio. Swaps Maturities Notional Amounts ($B) Average Fixed Pay Rate Average Receive Rate Average Maturity (Years) 2016 $10.3 0.563% 0.228% 1.92 2017 4.0 0.950% 0.230% 3.04 2018 1.1 1.314% 0.230% 3.99 2019 and after 1.2 2.536% 0.228% 8.79 $16.6 0.848% 0.228% 2.82 Amount ($M) Percent (%) Within 30 days $3,919.9 38% 30 to 59 days 3,050.8 29% 60 to 89 days 1,089.1 10% 90 to 119 days 1,027.1 10% 120 to 364 days 1,211.1 12% One year and over 93.2 1% 10,391.2 R E P O M AT U R IT IE S (2)

I N T E R E ST R AT E SWA P T I O NS Hedging Strategy(1) 25 (1) As of June 30, 2014. Option Underlying Swap Swaption Expiration Cost ($M) Fair Value ($M) Average Months to Expiration Notional Amount ($M) Average Pay Rate Average Receive Rate Average Term (Years) Purchase Contracts: Payer ≥ 6 Months $223.5 $146.2 34.34 $6,000 4.27% 3M LIBOR 9.0 Total Payer $223.5 $146.2 34.34 $6,000 4.27% 3M LIBOR 9.0 Receiver < 6 Months $10.1 $3.2 3.61 $4,250 3M LIBOR 1.59% 5.3 Receiver ≥ 6 Months 0.9 0.3 6.30 2,000 3M LIBOR 1.08% 5.0 Total Receiver $11.0 $3.5 4.48 $6,250 3M LIBOR 1.43% 5.2 Sale Contracts: Payer ≥ 6 Months $(81.2) $(42.9) 36.02 $(800) 3.44% 3M LIBOR 10.0 Total Payer $(81.2) $(42.9) 36.02 $(800) 3.44% 3M LIBOR 10.0